Exhibit 99.1
Dahlman Rose & Co. 2012 Global Transportation Conference September 5, 2012 Scott Kirby President US Airways Group, Inc.
Forward Looking Statements Certain of the statements contained or referred to herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "project," "could," "should," "would," "continue" and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company's plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company's high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company's liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company's hub airports or focus city; regulatory changes affecting the allocation of slots; the Company's reliance on third-party regional operators or third-party service providers; the Company's reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company's business model the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company's ability to operate and grow its route network; the impact of environmental regulation; the Company's reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company's aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company's dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company's ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company's ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company's reports to and filings with the Securities and Exchange Commission ("SEC"). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled "Risk Factors" in the Company's Report on Form 10-Q for the quarter ended June 30, 2012 and in the Company's other filings with the SEC, which are available at www.usairways.com.
Overview The industry continues to reap the benefits of major structural changes Consolidation Capacity reduction Ancillary revenue Despite a weak economy and volatile fuel prices, US Airways has outperformed Record revenue performance Record operating reliability Record financial results US Airways is well positioned for remainder of 2012 and beyond
Passenger Revenue as a Percent of GDP Source: A4A Cost Index Industry Opportunity LCC Impact: ~$2.0B LCC Impact: ~$560M
Passenger RASM vs. Fuel Price (Historic: '80 - '04) Source: A4A and analyst estimates
Passenger RASM vs. Fuel Price (Recent '09 - '12) Source: A4A and analyst estimates Y = 0.46x - 3.04 R2 = 81.3% Correlation = 0.9 Y = 3.30x - 0.04 R2 = 85.3% Correlation = 0.92
Revenue Has Offset Volatile Fuel 2010: 382% 2Q12 YTD: 485% 2011: 85% 2009: 103% 2008: 18%
US Airways Relative Performance
Consolidated Passenger RASM * Stage Adjusted to US Airways' stage length of 1,025 miles
Mainline CASM Performance . * Stage Adjusted to US Airways' stage length of 1,025 miles . Please refer to GAAP to non-GAAP reconciliation at the end of this document.
Pretax Margin * Please refer to GAAP to non-GAAP reconciliation at the end of this document.
Outstanding Operational Performance Source: U.S. Department of Transportation, Data through June 2012 YTD June 2012
PRASM Outlook Record PRASM and yield in each month of 2011
PRASM Outlook Record PRASM and yield in each month of 2011 Difficult comps at an industry level for August and September Sept. ~0% to 2%
Conclusion The industry continues to reap the benefits of major structural changes Consolidation Capacity reduction Ancillary revenue With a weak economy and volatile fuel prices, US Airways has outperformed Record revenue performance Record operating reliability Record financial results US Airways is well positioned for remainder of 2012 and beyond
GAAP to non-GAAP Reconciliation
GAAP to non-GAAP Reconciliation
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